UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 25, 2012

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

DuPont's Annual Meeting of Stockholders was held on April 25, 2012. A total of 770,722,160 shares of common stock was voted in person or by proxy, representing 82.43 percent of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon at the meeting, all of which are described in the company's 2012 Proxy Statement.

1.    Election of Directors. The 11 nominees listed below were elected to serve on the Board of Directors for the ensuing year.

Director	For	Against	Abstentions	Broker Non-Votes
L. Andreotti	614,528,306	4,721,261	1,507,976	149,964,617
R. H. Brown	596,660,831	22,531,826	1,564,886	149,964,617
R. A. Brown	615,328,943	3,905,172	1,523,428	149,964,617
B. P. Collomb	614,522,024	4,681,145	1,554,374	149,964,617
C. J. Crawford	591,371,200	27,817,504	1,568,839	149,964,617
A. M. Cutler	590,307,239	28,671,710	1,778,594	149,964,617
E. I. du Pont	615,139,081	4,209,627	1,408,835	149,964,617
M. A. Hewson	603,175,556	16,116,671	1,465,316	149,964,617
L. D. Juliber	597,676,154	21,606,054	1,475,335	149,964,617
E. J. Kullman	597,555,020	21,710,888	1,491,635	149,964,617
L. M. Thomas	614,740,973	4,501,007	1,515,563	149,964,617

2.	Ratification of PricewaterhouseCoopers LLP as the company's Independent Registered Public Accounting Firm.

For	758,523,632
Against	10,264,376
Abstentions	1,934,152
Broker Non-Votes	—

The foregoing proposal was approved.

3.	Management Proposal to approve, by advisory vote, executive compensation.

For	586,485,465
Against	28,857,067
Abstentions	5,415,011
Broker Non-Votes	149,964,617

The foregoing proposal was approved.

4.
Stockholder proposal requesting the Board of Directors adopt a policy that, whenever possible, the Chair of the Board of Directors be an independent director (by the standard of the New York Stock Exchange) who has not previously served as an executive officer of the company.

For	264,892,965
Against	352,348,453
Abstentions	3,516,125
Broker Non-Votes	149,964,617

 The foregoing proposal was not approved.

5.	Stockholder proposal requesting the Board of Directors prepare a report reviewing the compensation packages provided to senior executives of the company.

For	42,770,729
Against	552,739,841
Abstentions	25,246,973
Broker Non-Votes	149,964,617

     The foregoing proposal was not approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

May 1, 2012

4